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                                  EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 our report dated February 20, 1998, included in F.Y.I. Incorporated's Annual Report on Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this Registration Statement.

ARTHUR ANDERSEN LLP

Dallas, Texas
December 28, 1998